Exhibit 8.3

Harney Westwood & Riegels Craigmuir Chambers PO Box 71, Road Town Tortola VG1110, British Virgin Islands Tel: +1 284 494 2233 Fax: +1 284 494 3547 www.harneys.com

5 July 2011 By E-MAIL	Your Ref

Union Agriculture Group Corp Plaza Independencia 737-11000 Montevideo Uruguay	Our Ref 042045.0001/JAD
Doc ID 3158732_4

Dear Sirs

Union Agriculture Group Corp., Company No. 1454555 (the “Company”)

1.	We are lawyers qualified to practise in the British Virgin Islands and have been asked to advise on British Virgin Islands tax law in connection with the Company’s initial public offering of common shares in the Company (the “Common Stock”).

Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Registration Statement (as defined below).

2.	For the purpose of this opinion, we have examined the following documents and records:

(a)	a Registration Statement on Form F-1 relating to the registration by the Company of the Common Stock, filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder (the “Registration Statement”);

(b)	a copy of the Memorandum and Articles of Association and Certificate of Incorporation of the Company obtained from the British Virgin Islands Registry of Corporate Affairs on 5 July 2011; and

(c)	information revealed by our searches of:

(i)	the records and information certified by Icaza, Gonzalez-Ruiz & Aleman (BVI) Trust Limited, the registered agent of the Company, on 30 June 2011 of the statutory documents and records maintained by the Company at its registered office;

(ii)	the public records of the Company on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands on 5 July 2011; and

(iii)	the records of proceedings on file with, and available for inspection on 5 July 2011 at the High Court of Justice, British Virgin Islands,

(the “Searches”).

The above are the only documents or records we have examined and the only enquiries we have carried out. In particular we have made no enquiries as to matters of fact other than the Searches.

3.	For the purposes of this opinion we have assumed without further enquiry:

(a)	the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the authenticity of such originals, and the genuineness of all signatures and seals;

(b)	the accuracy and completeness of all corporate minutes, resolutions, certificates, documents and records which we have seen, and the accuracy of any and all representations of fact expressed in or implied thereby;

(c)	that there are no other resolutions, agreements, documents or arrangements which affect this opinion and the transactions contemplated thereby; and

(d)	that the information indicated by the Searches is complete and remains true and correct.

4.	Based on the foregoing, and subject to the qualifications expressed below, our opinion is as follows:

(a)	Existence and Good Standing. The Company is a company duly incorporated with limited liability for an unlimited duration under the BVI Business Companies Act, 2004, and is validly existing and in good standing under the laws of the British Virgin Islands. It is a separate legal entity and is subject to suit in its own name.

(b)	Registration Statement. We hereby confirm our opinion set forth under the caption “Taxation – Material British Virgin Islands Tax Considerations – British Virgin Islands Taxation” in the Registration Statement.

5.	This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the British Virgin Islands as they are in force and applied by the British Virgin Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. We express no opinion as to matters of fact.

6.	We are furnishing this letter in our capacity as special British Virgin Islands counsel to the Company. This letter in not to be used, circulated or otherwise referred to for any other purpose, except as set forth below. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

Yours faithfully

HARNEY WESTWOOD & RIEGELS

/s/ Harney Westwood & Riegels

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